Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Schedule 13D with respect to the shares of Series A Common Stock, no par value, and Series B Common Stock, no par value, of Sociedad Química y Minera de Chile S.A. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Dated: October 16, 2006

POTASH CORPORATION OF SASKATCHEWAN INC.			INVERSIONES RAC CHILE LIMITADA
By:	/s/ Denis A. Sirois		By:	/s/ Jose María Eyzaguirre Baeza
	Name:	Denis A. Sirois		Name:	Jose María Eyzaguirre Baeza
	Title:	Vice President and Corporate Controller		Title:	Representative

and
			By:	/s/ Rodrigo Ochagavía Ruiz-Tagle
				Name:	Rodrigo Ochagavía Ruiz-Tagle
				Title:	Representative

PCS CHILE II LLC			INVERSIONES EL BOLDO LIMITADA
By:	/s/ James F. Dietz		By:	/s/ Jose Maria Eyzaguirre Baeza
	Name:	James F. Dietz		Name:	Jose María Eyzaguirre Baeza
	Title:	Manager		Title:	Representative

and
			By:	/s/ Rodrigo Ochagavía Ruiz-Tagle
				Name:	Rodrigo Ochagavía Ruiz-Tagle
				Title:	Representative